Exhibit 10.15

                                                           RMN Consulting L.L.C.
                                                               45 West River Rd.
                                                                Rumson, NJ 07760
                                                                  (732) 936 9988
                                                              (732) 842-1466 Fax


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement) is made and entered into effective the date it is signed by the last to sign as set forth below by and between RMN Consulting L.L.C. (the "Consultant') whose principal place of business is 45 West River Road, Rumson, New Jersey 07760 and BidVille, Inc.

1. CONSULTING SERVICES.The Client hereby retains the Consultant as an independent public relations and business consultant to the Client and the Consultant hereby accepts and agrees to such retention. The services of Consultant will be to have a marketing report written regarding BidVille, Inc. The distribution of this marketing report could allow potential investors to determine an investment valuation on the Company's stock. The Consultant's services will include Internet distribution, and company profiles on various websites. The Client wil1 have the opportunity to review and comment on a marketing report prepared for distribution.

     Also, we employ two radio stations "Money Talk Radio" and "Phoenix Media." These stations provide morning drive company profiles. They generate interest in the company plus there are a number of call-ins that want more information on the company. These leads are distributed to two brokerage firms that work on all R.M.N. deals. These firms finance 500, has 90 brokers and vertical capital. 25 brokers furnish all information to call-ins from the radio stations.

     INDEPENDENT CONTRACTOR. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement. Consultant will use its best efforts and does not promise results.

3. TERM OF AGREEMENT. The term of this Agreement shall be 6 months commencing on the date of this Agreement.

4. COMPENSATION. Compensation for 6 month contract will be as follows: First two months - $10,000 A/M. Remaining four months - 50,000 warrants at a 25% discount to market, upon registration.

5. EXPENSES. Client shall not pay any expenses of Consultant except those which it may approve by separate written agreement.

6.   AMENDMENTS. Any amendments or modifications must be in writing.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

BidViIle, Inc.                           RMN Consulting L.L.C

/s/ Gerald Parker                        /s/ Richard M. Nitto
---------------------------              ---------------------------
Gerald Parker, Chairman                  Richard M. Nitto, President
Signed Date: February 17, 2004           Signed Date: February 17, 2004